Exhibit 4.10

EXECUTION COPY
DISCOVERY COMMUNICATIONS, INC.

FIRST AMENDMENT

Dated As Of April 11, 2007
to
AMENDED AND RESTATED
NOTE PURCHASE AGREEMENTS
Dated As Of September 30, 2002
Amended and Restated as of November 4, 2005

FIRST AMENDMENT TO NOTE AGREEMENTS
     THIS FIRST AMENDMENT dated as of April 11, 2007 to the Amended and Restated Note Purchase Agreements each dated as of September 30, 2002 and amended and restated as of November 4, 2005 is between Discovery Communications, Inc., a Delaware close corporation (the “Company”), and each of the holders listed on Schedule A that is a signatory hereto (the “Noteholders”).
RECITALS:
     A. The Company and the Purchasers have heretofore entered into the separate Amended and Restated Note Purchase Agreements each dated as of September 30, 2002 and amended and restated as of November 4, 2005 (the “Note Agreements”). The Company has heretofore issued the $55,000,000 of 7.45% Series A Senior Unsecured Notes due September 30, 2009 and the $235,000,000 of 8.13% Series B Senior Unsecured Notes due September 30, 2012 (the “Notes”) pursuant to the Note Agreements. Capitalized terms used herein without other definition shall have the respective meanings given in the Note Agreements.
     B. The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.
     NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:
SECTION 1. AMENDMENTS.
     1.1 Section 7.2(a) is hereby amended by deleting the word “and” immediately prior to “(ii)” and inserting a “,” in lieu thereof, and adding the following immediately after “percentage then in existence” and prior to “)”: “and (iii) a reasonably detailed statement setting forth the computation of the amount of Related Taxes and Permitted Expenses for such period”.
     1.2 Section 9.5 of the Note Agreements is hereby amended to read in its entirety as follows:
     “9.5 Corporate Existence, etc. Subject to Section 10.7, the Company will at all times preserve and keep in full force and effect its corporate or (if applicable) limited liability company existence. Subject to Section 10.5 and Section 10.7, the Company will at all times preserve and keep in full force and effect the corporate or other entity existence of each of its Restricted Subsidiaries (unless merged into the Company or another Restricted Subsidiary or all of its assets and liabilities are transferred to the Company or another Restricted Subsidiary, by liquidation or otherwise) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other entity existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.”
     1.3 Section 9.6(a) of the Note Agreements is hereby amended by (a) deleting the words “Guarantee of any Indebtedness” and inserting “Guaranty of any Indebtedness” in lieu thereof and (b) deleting the words “Guarantee of the Notes” and inserting “Guaranty of the Notes” in lieu thereof.
     1.4 Section 10.4 of the Note Agreements is hereby amended by (a) inserting “(a)” immediately after the heading thereof, (b) inserting the word “Adjusted” immediately after the words “50% of the” and immediately after the words “provided, that, if” in each case in clause (i) thereof, (c) inserting the phrase “pursuant to this subsection (a)” immediately prior to “, less any return of capital”, and (d) inserting a new subsection (b) at the end thereof as follows:

     “(b) Notwithstanding the foregoing, after Holdco has been organized the Company may make Restricted Payments to Holdco in amounts equal to Related Taxes and Permitted Expenses without affecting the Net Amount of Restricted Payments and Investments.”
     1.5 Section 10.6 of the Note Agreements is hereby amended to add an additional sentence at the end thereof to read in its entirety as follows:
     “Notwithstanding the foregoing, employees of the Company and its Restricted Subsidiaries may provide management, accounting, legal and related services to Holdco, provided that if Holdco acquires any Subsidiary or group of assets other than the Company, the Subsidiaries of the Company and the assets owned by the Company and its Subsidiaries, such services shall only be provided to the extent they relate to such other Subsidiary or group of assets in consideration of fees payable by Holdco in cash based on a reasonable prorated amount of the cash compensation of such employees paid by the Company and/or its Restricted Subsidiaries.”
     1.6 Section 10.7 of the Note Agreements is hereby amended to read in its entirety as follows:
     “10.7. Merger, Consolidation, Transfer of Substantially All Assets. The Company will not consolidate or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions (including by way of liquidation) to any Person except that the Company may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other corporation or limited liability company if (i) either (A) in the case of a merger or consolidation, the Company shall be the surviving or continuing corporation or limited liability company, or (B) the surviving, continuing or resulting Person or the Person that purchases, leases, or otherwise acquires all or substantially all of the assets of the Company (the “Successor Company”) (1) is a solvent corporation or limited liability company organized under the laws of any State of the United States or the District of Columbia and (2) expressly and unconditionally assumes the due and punctual performance of all obligations of the Company hereunder and under the Notes by an instrument in writing delivered to each holder of Notes, and the Successor Company shall deliver to the holders of the Notes an opinion of nationally recognized independent counsel, in form and substance reasonably satisfactory to the Majority Holders, to the effect that such written assumption has been duly authorized, executed and delivered by such Successor Company and constitutes a legal, valid and binding obligation enforceable against such Successor Company in accordance with its terms, and as to such other matters incident to such transactions as the Majority Holders may reasonably request; and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing (and the Company shall have delivered an Officer’s Certificate to the holders of the Notes to such effect).
     “The Company may also convert to a limited liability company under applicable state law, provided that (x) upon such conversion the resulting limited liability company shall expressly and unconditionally ratify and confirm the due and punctual performance of all obligations of the Company hereunder and under the Notes by an instrument in writing delivered to each holder of Notes, and shall deliver to the holders of the Notes an opinion of nationally recognized independent counsel, in form and substance reasonably satisfactory to the Majority Holders, to the effect that such written ratification and confirmation has been duly authorized, executed and delivered by such resulting limited liability company and each of such ratifications and confirmations, and this Agreement and the Notes, constitutes a legal, valid and binding obligation enforceable against such limited liability company in accordance with its terms, and as to such other matters incident to such transactions as the Majority Holders may reasonably request; and (y) at the time of such conversion and after giving effect thereto no Default or Event of

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Default shall have occurred and be continuing (and the Company shall have delivered an Officer’s Certificate to the holders of the Notes to such effect).
     “No such conveyance, transfer or lease of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Company that shall theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Agreement or the Notes.”
     1.7 A new Section 10.9 is hereby added in numerical order to read as follows:
     “10.9 Limitation on Certain Guaranties. The Company will not and will not permit any Restricted Subsidiary to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Guaranty of Indebtedness for Money Borrowed of Holdco or of any Subsidiary of Holdco that is not the Company or a Subsidiary of the Company, provided that this Section 10.9 shall not be construed to permit any Guaranty otherwise restricted by Section 10.2.”
     1.8 Schedule B (Defined Terms) of the Note Agreements is hereby amended by adding the following definitions in alphabetical order:
     ““Adjusted Net Income” means, for any period, Net Income of the Company and its Restricted Subsidiaries for such period minus (without duplication) Permitted Expenses and Related Taxes for such period.”
     ““Holdco” means the Delaware limited liability company to be organized by the Shareholders to be the direct parent and owner of all the outstanding Equity Interests of the Company in connection with the Split-Off Transaction.”
     ““Permitted Expenses” means (i) costs (including all professional fees and expenses) incurred by Holdco in connection with its reporting obligations under any agreement governing Indebtedness of Holdco described in clause (x) of the following clause (ii), or a prorated amount of such costs in respect of Indebtedness described in clause (y) of the following clause (ii), in each case including in respect of any reports provided to the holders of such Indebtedness, or in connection with compliance with applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, and (ii) fees and expenses incurred by Holdco in connection with any offering of Equity Interests or Indebtedness, (x) where the net proceeds of such offering are actually received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds actually so received, contributed or loaned.”
     ““Related Taxes” means (x) any taxes attributable to any taxable period (or portion thereof) ending on or prior to the date the Company became a wholly-owned subsidiary of Holdco, or (y) any other federal state or local taxes measured by income for which Holdco is liable which, with respect to federal taxes, shall be deemed to equal the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis (or on a consolidated basis as if the Company had filed a consolidated return on behalf of any affiliated group (as defined in Section 1504 of the Code) of which it were the common parent) or with respect to state and local taxes, shall be deemed to equal the amount of any such taxes that the Company and its Subsidiaries would have been required to pay on a separate company basis (or on a combined basis as if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries).”

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     ““Split-Off Transaction” means the series of transactions to be entered into pursuant to that certain letter of intent dated March 28, 2007, among the Company and the Significant Shareholders.”
     SECTION 2. MISCELLANEOUS.
     2.1 In order to induce the Noteholders to consent to this First Amendment, the Company represents and warrants to each of the Noteholders that on and as of the date hereof, both before and after giving effect to this First Amendment, no Default or Event of Default (in each case as defined in the Note Agreements) has occurred and is continuing.
     2.2 By its execution of this First Amendment, each Noteholder that is a signatory hereto indicates that it is satisfied with Amendment No. 3, dated as of April 6, 2007, to the Existing Bank Agreement.
     2.3 This First Amendment shall be construed in connection with and as part of the Note Agreements, and except as modified and expressly amended by this amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this amendment may refer to the Note Agreements without making specific reference to this amendment but nevertheless all such references shall be deemed to include this amendment unless the context otherwise requires. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
     IN WITNESS WHEREOF, the Company and the Noteholders have caused this instrument to be executed, all as of the day and year first above written.
[Signature Pages Follow]

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Accepted and Agreed to as of the date thereof:
DISCOVERY COMMUNICATIONS, INC.

By:	/s/ J. Michael Suffredini

Name:	J. Michael Suffredini
Title:	Senior Vice President and Treasurer
[Signature page to First Amendment]

Acknowledged and Agreed to:
METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Erik V. Savi

Name:	Erik V. Savi
Title:	Director
METLIFE INSURANCE COMPANY OF CONNECTICUT
METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
By: Metropolitan Life Insurance Company, its investment manager

By:	/s/ Erik V. Savi

Name:	Erik V. Savi
Title:	Director
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ R. Edward Ferguson

Name:	R. Edward Ferguson
Title:	Vice President
NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:      New York Life Investment Management LLC, its Investment Manager

By:	/s/ R. Edward Ferguson

Name:	R. Edward Ferguson
Title:	Managing Director
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President
ING USA ANNUITY AND LIFE INSURANCE COMPANY (as successor by merger to Equitable Life Insurance Company of Iowa)

By:       Prudential Private Placement Investors, L.P., as Investment Advisor

             By:      Prudential Private Placement Investors, Inc., General Partner

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President
GATEWAY RECOVERY TRUST

By:       Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo

Name:	Yvonne Guajardo
Title:	Vice President
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Lisa M. Ferraro

Name:	Lisa M. Ferraro
Title:	Director
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jerome R. Baier

Name:	Jerome R. Baier
Title:	Its Authorized Representative
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue
Title:	Managing Director
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas M. Donohue

Name:	Thomas M. Donohue
Title:	Managing Director
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Bill Henricksen

Name:	Bill Henricksen
Title:	Vice President
MONUMENTAL LIFE INSURANCE COMPANY

By:	/s/ Bill Henricksen

Name:	Bill Henricksen
Title:	Vice President
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:	/s/ Bill Henricksen

Name:	Bill Henricksen
Title:	Vice President
[Signature Page to First Amendment to Amended and Restated Note Purchase Agreements — 2002]

SCHEDULE A
[2002 Noteholders]
ING USA Annuity and Life Insurance Company (f/k/a Golden American Life Insurance Company, successor by merger to USG Annuity & Life Company)
ING Life Insurance and Annuity Company
Metropolitan Life Insurance Company
MetLife Insurance Company of Connecticut (successor by merger to The Travelers Insurance Company)
MetLife Life and Annuity Company of Connecticut (successor by merger to The Travelers Life and Annuity Company)
New York Life Insurance Company
New York Life Insurance and Annuity Corporation
The Prudential Insurance Company of America
ING USA Annuity and Life Insurance Company (successor by merger to Equitable Life Insurance Company of Iowa)
Gateway Recovery Trust
Teachers Insurance and Annuity Association of America
The Northwestern Mutual Life Insurance Company
The Guardian Insurance & Annuity Company, Inc.
The Guardian Life Insurance Company of America
Fort Dearborn Life Insurance Company
Transamerica Life Insurance Company

Monumental Life Insurance Company
Transamerica Occidental Life Insurance Company